Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                           ----------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933


                                   SONAT INC.

                 (Exact name of Registrant as specified in its charter)

           DELAWARE                                               63-0647939
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                             Identification No.)


       AMSOUTH-SONAT TOWER
       BIRMINGHAM, ALABAMA                                      35203
(Address of principal executive office)                       (Zip Code)


                       EXECUTIVE AWARD PLAN OF SONAT INC.
                            (Full title of the Plan)



                               JAMES A. RUBRIGHT
                                 P. O. BOX 2563
                           BIRMINGHAM, ALABAMA 35202
                    (Name and address of agent for service)

              Telephone number, including area code, of agent for service:

                                                               (205) 325-3800

                     (Facing Sheet Continued on Next Page)



                        CALCULATION OF REGISTRATION FEE


                                    Proposed            Proposed
 Title of                            maximum             maximum
securities          Amount          offering            aggregate           Amount of
  to be              to be            price             offering            registra-
registered        registered        per unit              price             tion fee

Common
Stock, par
value $1.00
per share      4,000,000 shares        $29.94       $119,760,000.00       $23,952.00

Common Stock
Purchase
Rights         4,000,000 Rights         **                    **               **

This Registration Statement also relates to such indeterminate number of additional shares of the Registrant's Common Stock and additional Common Stock
Purchase Rights ("Rights") as may be issuable pursuant to stock splits, stock dividends or similar transactions.


* The average of the high and low sales prices of the Common Stock of the Company on November 13, 1995, as reported on the Consolidated Transactions
     Reporting System. This amount is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").

** The Rights are not exercisable or transferable apart from the Common Stock at this time. Accordingly, no independent value is attributable to the Rights.

Sonat Inc. (the "Registrant") has on file with the Securities and Exchange Commission Registration Statement No. 33-50140, which relates to the issuance of up to 2,000,000 shares of the Registrant's Common Stock under the Executive Award Plan of Sonat Inc. (the "Plan"), 2,000,000 Rights associated with the Common Stock issuable under the Plan, and such additional shares of the Registrant's Common Stock and Rights as may be issuable pursuant to stock splits, stock dividends or similar transactions. This Registration Statement relates to an additional 4,000,000 shares of Common Stock and associated Rights issuable under the Plan. Pursuant to Rule 429 under the Securities Act, the documents that are deemed to constitute the prospectus under this Registration Statement meeting the requirements of Section 10(a) of the Securities Act will also be used in connection with securities covered by such earlier Registration Statement.

                                    PART II
                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Registrant under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

          (a)  The Registrant's most recent Annual Report on Form 10-K;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act after its most recent Annual Report on Form 10-K; and

          (c) The description of the Registrant's Common Stock and Rights contained in the Registrant's registration statements therefor under
     Section 12 of the Exchange Act, including any amendments filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Restated Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section (14) of Article FIFTH of the Restated Certificate of Incorporation of the Registrant contains the following provision:

          (14) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
     (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended.

          The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was a director or officer of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Section (14) shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on the directors and officers of the Corporation by this Section (14) shall be a contract right.

          Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was an employee or agent of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

          The rights and authority conferred in this Section (14) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

          Neither the amendment nor repeal of this Section (14), nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Section (14), shall eliminate or reduce the effect of this Section (14) in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

     The Registrant has entered into indemnity agreements with each of its current Directors. The agreements mandate that the Registrant shall indemnify each Director to the full extent permitted by the laws of the State of Delaware as from time to time in effect in the event that he is or was a party, or is threatened to be made a party, to certain actions by reason of the fact that he is or was a Director, officer, agent or employee of the Registrant or any corporation, partnership, joint venture or other entity of which the Registrant owns 50% or more of the voting or equity interest (an "Affiliate") or any employee benefit plan of the Registrant or an Affiliate. The agreements also contain certain provisions which set forth the procedures for obtaining indemnification.

     The Registrant has purchased directors and officers liability insurance which would indemnify the Directors and officers of the Registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

Number    Description

3(a) Restated Certificate of Incorporation of Sonat Inc. dated May 2, 1994 filed as Exhibit 3-(a) to Form 10-K of Sonat Inc. for the year 1994

3(b) By-Laws of Sonat Inc. as amended and in effect October 26, 1995 filed as Exhibit 3-(b) to Form 10-Q of Sonat Inc. for the quarter ended September 30, 1995

4 Rights Agreement dated January 23, 1986 between Sonat Inc. and Manufacturers Hanover Trust Company, as Rights Agent, with exhibits, as amended by Amendment dated July 28, 1988 filed as Exhibit 4-(1) to Form 10-K of Sonat Inc. for the year 1991

5 &      Opinion of James A. Rubright as to the legality of the securities being
 23(a)*  registered and Consent of James A. Rubright

23(b)*   Consent of Ernst & Young LLP

24(a)* Powers of Attorney authorizing James A. Rubright, Beverley T. Krannich and Alfred F. Delchamps, III to sign the Registration Statement and all amendments thereto on behalf of certain Directors and officers of the Registrant

24(b)* Certified Copy of Resolutions adopted by the Board of Directors of the Registrant on April 28, 1995, authorizing execution of the Registration Statement and amendments thereto by Power of Attorney

*         Filed herewith

Item 9.  Undertakings

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

             (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, and the State of Alabama, on the 17th day of November, 1995.

                             SONAT INC.
                            (Registrant)



                             By   Ronald L. Kuehn, Jr.*
                                  (Ronald L. Kuehn, Jr.)
                                  Chairman of the Board,
                                    President and
                                     Chief Executive Officer

                            /s/ Alfred F. Delchamps, III
                           * By Alfred F. Delchamps, III,
                           as authorized by Power of
                           Attorney filed as Exhibit
                           24(a) to this Registration Statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

     Signature                    Title               Date

(i)  Principal Executive Officer



       Ronald L. Kuehn, Jr.*      Chairman of the Board,   November 17, 1995
   (Ronald L. Kuehn, Jr.)         President and Chief
                                  Executive Officer

(ii) Principal Financial Officer:



     Thomas W. Barker, Jr.*       Vice Preident-           November 17, 1995
   (Thomas W. Barker, Jr.)        Finance and Treasurer

(iii)Principal Accounting Officer:



      James A. Rubright*          Senior Vice President    November 17, 1995
   (James A. Rubright)            and General Counsel

(iv) Directors:

     William O. Bourke*      Benjamin F. Payton*
     John J. Creedon*        John J. Phelan, Jr.
     Roberto C. Goizueta*    Jerome J. Richardson*
     Ronald L. Kuehn, Jr.*   Donald G. Russell*
     Robert J. Lanigan       L. Edwin Smart*
     Max L. Lukens           Adrian M. Tocklin*
     Charles Marshall*       James B. Williams*
                             Joe B. Wyatt


     /s/ Alfred F. Delchamps, III
*    By Alfred F. Delchamps, III,
     as authorized by Power of
     Attorney filed as Exhibit
     24(a) to this Registration
     Statement.

                                 EXHIBIT INDEX


Number    Description

3(a) Restated Certificate of Incorporation of Sonat Inc. dated May 2, 1994 filed as Exhibit 3-(a) to Form 10-K of Sonat Inc. for the year 1994

3(b) By-Laws of Sonat Inc. as amended and in effect October 26, 1995 filed as Exhibit 3-(b) to Form 10-Q of Sonat Inc. for the quarter ended September 30, 1995

4 Rights Agreement dated January 23, 1986 between Sonat Inc. and Manufacturers Hanover Trust Company, as Rights Agent, with exhibits, as amended by Amendment dated July 28, 1988 filed as Exhibit 4-(1) to Form 10-K of Sonat Inc. for the year 1991

5 &       Opinion of James A. Rubright as to the legality of the securities
 23(a)*   being registered and Consent of James A. Rubright

23(b)*    Consent of Ernst & Young LLP

24(a)* Powers of Attorney authorizing James A. Rubright, Beverley T. Krannich and Alfred F. Delchamps, III to sign the Registration Statement and all amendments thereto on behalf of certain Directors and officers of the Registrant

24(b)* Certified Copy of Resolutions adopted by the Board of Directors of the Registrant on April 28, 1995, authorizing execution of the Registration Statement and amendments thereto by Power of Attorney

*         Filed herewith